 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-266155
PROSPECTUS SUPPLEMENT
(To prospectus dated July 27, 2022)
Up to $50,000,000
Common Stock
We have entered into an equity distribution agreement, or the equity distribution agreement, with each of BMO Capital Markets Corp. and Canaccord Genuity LLC, each a sales agent and, collectively, the sales agents, relating to the sale of shares of our common stock, par value $0.001 per share, of our common stock, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the equity distribution agreement, we may from time to time offer and sell shares of common stock having an aggregate offering price of up to $50.0 million through the sales agents, acting as our agents.
Sales of our common stock, if any, pursuant to this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be “at the market” offerings as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. The sales agents are not required to sell any specific amount of securities but will act as sales agents using commercially reasonable efforts to sell on our behalf all of the shares or our common stock requested to be sold by us, consistent with their normal trading and sales practices, on mutually agreed terms between the sales agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. Our common stock to which this prospectus supplement relates will be sold only through one sales agent on any given day.
The common stock to which this prospectus supplement relates will be offered and sold at prevailing market prices or at negotiated prices through the sales agents over a period of time and from time to time in transactions at then-current prices. Each sales agent will be entitled to compensation that will not exceed 3.0% of the gross offering proceeds of any shares of common stock sold under the equity distribution agreement. In connection with the sale of common stock on our behalf, the sales agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the sales agents may be deemed to be underwriting discounts or commissions. We have also agreed to provide indemnification and contribution to the sales agents with respect to certain liabilities, including liabilities under the Securities Act.
Our shares of common stock are listed on the NYSE American under the symbol “DC.” On October 20, 2022, the last reported sale price of our common stock on the NYSE American was $3.05 per share.
Investing in our shares of common stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and the risk factors discussed in our most recent Annual Report on Form 10-K and in our other periodic reports filed with the Securities and Exchange Commission and incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
BMO Capital Markets	Canaccord Genuity
The date of this prospectus supplement is October 21, 2022.

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, contains a description of our common stock and provides more general information, some of which may not apply to this offering.
To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference herein or therein, the information in this prospectus supplement will supersede such information. In addition, any statement in a filing we make with the Securities and Exchange Commission, or SEC, that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.
You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus in making a decision about whether to invest in our common stock. We have not, and the sales agents have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.
This prospectus supplement is part of a registration statement that we have filed with the SEC relating to our common stock offered hereby. This prospectus supplement does not contain all of the information that we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read carefully and consider the additional information incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Information by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Unless otherwise indicated or unless the context requires otherwise, all references to “we,” “our,” “us,” or the “Company” in this prospectus supplement and the accompanying prospectus refer to Dakota Gold Corp., a Nevada corporation, and its consolidated subsidiaries taken as a whole. Unless otherwise indicated, all references to “dollar”, “US$” or “$” refer to U.S. dollars, the lawful currency of the United States of America.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements provide our current expectations or forecasts of future events and are not statements of historical fact. These forward-looking statements include our anticipated results and developments of our operations in future periods, planned exploration and development of our properties, plans related to our business and other matters that may occur in the future. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or the negative of such terms and variations of these words and similar expressions, although not all forward-looking statements include these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.
Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. You are cautioned not to place undue reliance on forward-looking statements. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. Factors that could cause actual results to differ materially from those expressed or implied by any forward-looking statements made in or incorporated by reference into this prospectus supplement and the accompanying prospectus include, without limitation:
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risks associated with lack of defined resources that are not SEC S-K 1300 Compliant Reserves, and may never be;

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risks associated with our history of losses and need for additional financing;

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risks associated with our limited operating history;

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risks associated with our properties all being in the exploration stage;

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risks associated with our lack of history in producing metals from its properties;

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risks associated with our need for additional financing to develop a producing mine, if warranted;

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risks associated with our exploration activities not being commercially successful;

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risks associated with ownership of surface rights at our properties located in the Homestake District of South Dakota;

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risks associated with increased costs affecting our financial condition;

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risks associated with a shortage of equipment and supplies adversely affecting our ability to operate;

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risks associated with mining and mineral exploration being inherently dangerous;

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risks associated with mineralization estimates;

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risks associated with changes in mineralization estimates affecting the economic viability of our properties;

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risks associated with uninsured risks;

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risks associated with mineral operations being subject to market forces beyond our control;

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risks associated with fluctuations in commodity prices;

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risks associated with permitting, licenses and approval processes;

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risks associated with governmental and environmental regulations;

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risks associated with future legislation regarding the mining industry and climate change;

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risks associated with potential environmental lawsuits;

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risks associated with our land reclamation requirements;

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risks associated with gold mining presenting potential health risks;

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risks associated with possible amendments to mining laws, mineral withdrawals of similar actions;

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risks associated with our identified material weakness and any future material weakness that may be identified in our internal controls over financial reporting;

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risks associated with the COVID-19 pandemic;

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risks associated with cybersecurity and cyber-attacks;

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risks related to title in our properties;

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risks related to competition in the gold and silver mining industries;

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risks related to economic conditions;

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risks related to our ability to manage growth;

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risks related to the potential difficulty of attracting and retaining qualified personnel;

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risks related to our dependence on key personnel;

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risks related to our SEC filing history; and

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risks related to our securities.

This list is not exhaustive of the factors that may affect our forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.
The forward-looking statements should be read in light of these factors and the factors identified in “Item 1A. Risk Factors” incorporated by reference into this prospectus supplement and the accompanying prospectus from our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and other reports and information that we file with the SEC.
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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before making a decision to invest in our common stock. You should carefully read this entire prospectus supplement and the accompanying prospectus, including each of the documents incorporated herein or therein by reference, including the financial statements and notes to those financial statements incorporated by reference herein and therein. Please read “Risk Factors” for more information about risks that you should consider before investing in our common stock.
DAKOTA GOLD CORP.
We are engaged in the business of acquisition and exploration of mineral properties within the Homestake Gold District of the Black Hills of South Dakota. To date, while no development or mining activities have commenced, our strategy is to move projects from exploration to development and finally into production as results of exploration may dictate. Our management and technical teams have extensive mining and exploration experience, much of it in the Homestake District, and we intend to leverage our experience together with our business presence in South Dakota to create value for our stakeholders.
Our principal executive offices are currently located at 106 Glendale Drive, Suite A, Lead, South Dakota, 57754 and our telephone number at that address is (605) 717-2540. Our website can be accessed at www.dakotagoldcorp.com. However, the information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus supplement or the accompanying prospectus or any free writing prospectus or incorporated into any other filings that we make with the SEC.
Dakota Gold Corp. is a Nevada corporation that was formed in British Columbia, Canada in 2017 and continued to Nevada in 2020. In March 2022, we acquired Dakota Territory Resource Corp. (“Dakota Territory”) and, as a result of the transaction and by operation of Rule 12g-3(a) promulgated under the Exchange Act, we became a successor issuer to Dakota Territory.

THE OFFERING
Issuer
Dakota Gold Corp., a Nevada corporation.
Common Stock Offered by Us
Shares of our common stock having an aggregate offering price of up to $50.0 million.
Plan of Distribution
“At the market” offerings that may be made from time to time through BMO Capital Markets Corp. and Canaccord Genuity LLC, as sales agents using commercially reasonable efforts consistent with their normal trading and sales practices. See “Plan of Distribution.”
Use of Proceeds
We intend to use the net proceeds of this offering for working capital and other general corporate purposes. See “Use of Proceeds.”
NYSE American Symbol
“DC”
Risk Factors
An investment in our common stock involves risks. Before deciding to invest in shares of our common stock, please read carefully the section entitled “Risk Factors,” including the risks incorporated therein from our most recent Annual Report on Form 10-K and our other periodic reports filed with the SEC and incorporated by reference herein.

RISK FACTORS
Investing in our common stock involves risks. In consultation with your own financial and legal advisers, you should consider carefully, among other matters, the factors set forth below as well as in our most recent Annual Report on Form 10-K and other information that we file from time to time with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether an investment in shares of our common stock is suitable for you. See “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus. If any of the risks contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus develop into actual events, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, the market price of shares of our common stock could decline and you may lose all or part of your investment.
Risks Associated with this Offering and our Common Stock
Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.
The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.
We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our senior management will have broad discretion in the application of the net proceeds from this offering. Because of the number and variability of factors that will determine our use of the net proceeds, their ultimate use may vary substantially from their currently intended use. Our senior management might not apply our net proceeds in ways that ultimately increase the value of your investment. While we expect to use the net proceeds from this offering as set forth in “Use of Proceeds,” we are not obligated to do so. The failure by our management to apply these funds effectively could harm our business. If we do not invest or apply the net proceeds in ways that enhance stockholder value, we may fail to achieve expected financial results, which could adversely affect our business, financial condition and results of operations, and cause the price of our shares of common stock to decline.
The actual number of shares we will issue under the equity distribution agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the equity distribution agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agents at any time throughout the term of the equity distribution agreement. The number of shares that are sold by the sales agents after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with the sales agents. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.
The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

You may experience future dilution as a result of future equity offerings.
To raise additional capital, we may in the future offer additional shares of common stock or other securities convertible into or exchangeable for common stock at prices that may not be the same as the price per share in this offering. We may sell common stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
The market price of our securities may be volatile, which could result in substantial losses.
Securities markets worldwide have experienced, and are likely to continue to experience, significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could subject the market price of our securities to wide price fluctuations regardless of our operating performance. Some of the factors that may cause the market price of our securities to fluctuate include:
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price and volume fluctuations in the global stock markets from time to time;

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changes in operating performance and stock market valuations of other companies in our industry;

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sales of our common stock by us or any significant stockholder;

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failure of securities analysts and credit rating agencies to maintain coverage of us, changes in financial estimates by securities analysts and credit rating agencies who follow us, or our failure to meet these estimates or the expectations of investors;

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the financial projections we may provide to the public (in the event we decide to provide any such projections), any changes in those projections or our failure to meet those projections;

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rumors and market speculation involving us or other companies in our industry;

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actual or anticipated changes in our results of operations or fluctuations in our results of operations;

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litigation involving us, our industry or both, or investigations by regulators into our operations or those of our competitors;

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announced or completed acquisitions of businesses by us or our competitors;

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new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

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changes in tax laws and regulations as well as accounting standards, policies, guidelines, interpretations or principles;

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any significant change in our management team;

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general economic conditions, including higher interest rates and levels of inflation compared to recent years, and slow or negative growth of our markets; and

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the other factors discussed under “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K for the year ended March 31, 2022 and other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

In addition, stock markets have historically experienced substantial price and volume fluctuations. Broad market and industry factors may harm the market price of our securities. Hence, the market price of our securities could fluctuate based upon factors that have little or nothing to do with us, and these fluctuations could materially reduce the market price of our securities regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has been instituted against that company. If we were involved in any similar litigation, we could incur substantial costs, our management’s attention and resources could be diverted and it could harm our business, operating results and financial condition.

We have identified a material weakness in our internal control over financial reporting which could, if not remediated, result in material misstatements in our financial statements.
Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As disclosed in our Annual Report on Form 10-K for the year ended March 31, 2022, management identified material weaknesses in our internal control over financial reporting as of March 31, 2022, based on the criteria set forth in the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control — Integrated Framework (2013).
A material weakness is defined as a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. As a result of our material weaknesses, management concluded that our internal control over financial reporting was not effective as of March 31, 2022. Management has developed a remediation plan in response to the material weakness identified. During fiscal 2022, we formed an independent audit committee, hired additional experienced accounting personnel to assist us with accounting and reporting requirements and address segregation of duties issues, and engaged a third-party advisor to assist us with the development and execution of a remediation plan and continuous control improvement initiatives. We intend to continue strengthening our internal resources while utilizing an external consulting firm to support our public reporting requirements.
If our remedial measures are insufficient to address the material weaknesses, or if additional material weaknesses or significant deficiencies in our internal control are discovered or occur in the future, our audited consolidated financial statements may contain material misstatements and we could be required to restate our financial results. We can give no assurance that the measures we have taken and plan to take in the future will remediate the material weakness identified or that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. In addition, even if we are successful in strengthening our controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our financial statements.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $50.0 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.
We intend to use the net proceeds of this offering for working capital and other general corporate purposes.
The amounts and timing of our actual expenditures will depend on numerous factors, including those described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

PLAN OF DISTRIBUTION
On October 21, 2022, we entered into the equity distribution agreement with the sales agents under which we may from time to time offer and sell shares of our common stock having an aggregate offering price of up to $50.0 million.
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE American or sales made to or through a market maker other than on an exchange.
We refer to the sales agent selected by us for a sale as the Designated Agent. As our sales agents, no Designated Agent may engage in any transactions that stabilize the price of shares of our common stock.
Upon its acceptance of a placement notice from us, the Designated Agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to solicit offers to purchase shares of our common stock under the terms and subject to the conditions set forth in the equity distribution agreement and such placement notice. The placement notice that we deliver will set forth the number of shares of common stock to be issued, the time period during which sales are requested to be made, any limitation on the number of shares of common stock that may be sold in any one day and the minimum price below which sales may not be made. We will submit a placement notice to only one sales agent relating to the sale of our common stock on any given day. We or the Designated Agent may suspend the offering of shares of common stock upon proper notice and subject to other conditions. Any placement notice delivered to the Designated Agent shall be effective upon delivery unless and until (i) the Designated Agent declines to accept the terms contained in the placement notice or the Designated Agent does not promptly confirm the acceptability of such placement notice, (ii) the entire amount of the shares of common stock to be issued under the placement notice are sold, (iii) we suspend or terminate the placement notice in accordance with the terms of the equity distribution agreement, (iv) we issue a subsequent placement notice with parameters superseding those of the earlier placement notice, or (v) the equity distribution is terminated in accordance with its terms. The Designated Agent will not be required to purchase shares of common stock as principal pursuant to the equity distribution agreement.
The Designated Agent will provide written confirmation to us following close of trading on the trading day on which shares of common stock were sold under the equity distribution agreement. Each confirmation will include the number of shares of common stock sold on the trading day, the gross offering proceeds received from such sales, the net proceeds to us and the compensation payable by us to the Designated Agent in connection with the sales.
We will pay the Designated Agent commissions for its services in acting as sales agent and/or principal in the sale of common stock. The Designated Agent will be entitled to compensation of up to 3.0% of the gross offering proceeds of all shares of common stock sold through it under the equity distribution agreement; provided, however, that we shall not be obligated to pay the Designated Agent any compensation on any transaction that it is not possible to settle due to (i) a suspension or material limitation in trading in securities generally on the NYSE American, (ii) a material disruption in securities settlement or clearance services in the US, or (iii) failure by the Designated Agent to comply with its obligations under the terms of the equity distribution agreement. The sales proceeds remaining after payment of the amounts above and after deducting any expenses payable by us and any transaction or filing fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal the net proceeds to us from the sale of any such shares of common stock. We estimate that the total expenses for the offering, excluding compensation payable to the sales agents under the terms of the equity distribution agreement, will be approximately $300,000.
In connection with the sale of common stock on our behalf, the Designated Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Designated Agent may be deemed to be underwriting commissions and discounts. We have agreed to indemnify the sales agents against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that the agents may be required to make because of those liabilities.

Settlement of sales of shares of our common stock will occur on the second trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the Designated Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
Sales of shares of our common stock as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agents may agree upon.
Our shares of common stock are an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) of Regulation M. If either we or a sales agent has reason to believe that the exemptive provisions set forth in Rule 101(c) (1) of Regulation M are not satisfied, that party will promptly notify the other and sales of our common stock under the equity distribution agreement will be suspended until Rule 101(c)(1) or other exemptive provisions have been satisfied in our and such sales agent’s judgment.
We will report at least quarterly the number of shares of common stock sold through the sales agents under the equity distribution agreement, the net proceeds to us and the compensation paid by us to the sales agents in connection with the sale of our common stock.
The offering of common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of shares of common stock having an aggregate offering price of $50.0 million pursuant to this offering and (2) the termination of the equity distribution agreement. The equity distribution agreement may be terminated by the sales agents or by us at any time upon prior written notice to the other party.
The sales agents and their affiliates have engaged in, and may in the future engage in, investment banking, lending and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, in the ordinary course of their business activities, the sales agents and their affiliates may make or hold a broad array of investments and actively traded debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The sales agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax considerations generally applicable to the ownership and disposition of our common stock by a non-U.S. holder (as defined below). This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Accordingly, the U.S. federal income tax considerations applicable to the ownership and disposition of our common stock by a non-U.S. holder could differ from those described below.
For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock that is not, for U.S. federal income tax purposes, any of the following:
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a citizen or individual resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state or political subdivision thereof;

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any entity or arrangement treated as a partnership for U.S. federal income tax purposes;

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an estate the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust that (1) is subject to (A) the primary supervision of a court within the United States and (B) the authority of one or more U.S. persons to control all substantial decisions of the trust, or (2) has a valid election in effect to be treated as a U.S. person.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner (or other beneficial owner) will generally depend upon the status of the partner (or other beneficial owner) and the activities of the partnership. Any entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds our common stock, and any owners of such an entity or arrangement, should consult their own tax advisors regarding the tax considerations applicable to an investment in our common stock.
This discussion applies only to non-U.S. holders of our common stock who hold such common stock as a “capital asset” within the meaning of the Code (generally, property held for investment). This discussion does not address the applicability of the alternative minimum tax or the Medicare tax on net investment income, any U.S. federal estate or gift tax, or foreign, state or local tax considerations applicable to the ownership and disposition of our common stock. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders of our common stock in light of their particular circumstances, nor does it address the U.S. federal income tax considerations applicable to non-U.S. holders of our common stock that are subject to special rules, including, without limitation:
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tax-exempt organizations;

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banks and certain other financial institutions;

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retirement plans;

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banks, insurance companies, and other financial institutions;

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mutual funds;

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regulated investment companies or real estate investment trusts;

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expatriates or holders who have a “functional currency” other than the U.S. dollar;

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controlled foreign corporations;

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passive foreign investment companies; and

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holders who have, at any point, actually or constructively owned 5% or more of our common stock.

Non-U.S. holders of our common stock described in the foregoing sentence and U.S. persons who hold our common stock should consult their own tax advisors as to the tax considerations applicable to the ownership and disposition of our common stock with respect to their particular circumstances.

No ruling has been or will be sought from the IRS with respect to any of the U.S. federal income tax considerations discussed below, and no assurance can be given that the IRS will not take a position contrary to the discussion below.
If you are considering the purchase of our common stock, you should consult your own tax advisor concerning the particular U.S. federal income, estate and other tax considerations applicable to you of owning and disposing of our common stock, as well as the considerations applicable to you under the laws of any other applicable taxing jurisdiction (including any state, local or foreign tax laws) in light of your particular circumstances.
Distributions on Common Stock
In general, if we make a distribution of cash or other property (other than certain distributions of our stock) with respect to our common stock, the distribution will be treated as a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits will generally be treated first as a tax-free return of capital, on a share-by-share basis, to the extent of the non-U.S. holder’s adjusted tax basis in our common stock, and, to the extent such portion exceeds the non-U.S. holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of the common stock.
The gross amount of dividends paid to a non-U.S. holder with respect to our common stock will generally be subject to U.S. federal withholding tax at a rate of 30%, unless (1) an applicable income tax treaty reduces or eliminates such tax, and the non-U.S. holder certifies that it is eligible for the benefits of such treaty by timely providing the proper IRS documentation to the applicable withholding agent, or (2) the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, where required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States) and the non-U.S. holder satisfies certain certification and disclosure requirements. In the latter case, a non-U.S. holder will generally be subject to U.S. federal income tax with respect to such dividends on a net income basis in the same manner as if the non-U.S. holder were a U.S. person. Additionally, a non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year, as adjusted for certain items.
The foregoing discussion is subject to the discussion below under “— Foreign Account Tax Compliance Act.”
Gain on Disposition of Common Stock
In general, a non-U.S. holder will not be subject to U.S. federal income tax on gain realized on a disposition of our common stock unless (1) the gain is effectively connected with such non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), or (2) such non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied.
If the first exception applies, the non-U.S. holder will generally be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, may be subject to a 30% branch profits tax (or lower applicable treaty rate). If the second exception applies, the non-U.S. holder will generally be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, redemption or other disposition of our common stock) exceed capital losses allocable to U.S. sources.
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of our common stock which is held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will, in turn, provide to the U.S. Department of the Treasury. We will not pay any additional amounts to investors in respect of any amounts withheld. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our common stock.
THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED AS, TAX ADVICE. THE FOREGOING SUMMARY IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSIDERATIONS APPLICABLE TO YOU OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, WHICH ANALYSIS MAY BE COMPLEX AND WILL DEPEND ON YOUR SPECIFIC SITUATION. WE URGE YOU TO CONSULT A TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSIDERATIONS APPLICABLE TO YOU OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

LEGAL MATTERS
The validity of the securities offered by this prospectus supplement and certain other matters of Nevada law will be passed upon for us by Erwin Thompson Faillers, Reno, Nevada. Certain matters of U.S. federal and New York law will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. The sales agents are being represented in connection with this offering by DLA Piper LLP (US), Seattle, Washington.
EXPERTS
The consolidated financial statements of Dakota Gold Corp. as of March 31, 2022 and 2021 and for each of the fiscal years in the two-year period ended March 31, 2022 incorporated in this prospectus supplement by reference from the Dakota Gold Corp. Annual Report on Form 10-K for the year ended March 31, 2022 have been audited by Ham, Langston & Brezina, L.L.P., an independent registered public accounting firm, as stated in their report thereon incorporated herein by reference, and have been incorporated in this prospectus supplement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and the information we file subsequently with the SEC prior to the completion of this offering will automatically update and supersede this information.
We previously filed the following documents with the SEC, and such filings are incorporated by reference into this prospectus supplement:
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Annual Report on Form 10-K for the year ended March 31, 2022, filed with the SEC on June 28, 2022;

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Quarterly Report on Form 10-Q for the quarter ended and June 30, 2022, filed with the SEC on August 10, 2022;

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Current Reports on Form 8-K, filed with the SEC on April 5, 2022, June 7, 2022, July 13, 2022, August 25, 2022 and September 13, 2022; and

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the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on March 31, 2022, including any amendment or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus supplement until all of the securities offered by this prospectus supplement and accompanying prospectus have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC is not deemed filed and is not incorporated by reference in this prospectus supplement and the accompanying prospectus. Information that we subsequently file with the SEC will automatically update and may supersede information in this prospectus supplement, the accompanying prospectus and information previously filed with the SEC.
We will provide without charge to each person to whom a copy of this prospectus supplement and accompanying prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus supplement or accompanying prospectus but not delivered herewith (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus supplement or accompanying prospectus). Any such request should be addressed to us at:
Dakota Gold Corp.
Attention: Corporate Secretary
106 Glendale Drive, Suite A, Lead, South Dakota, 57754
(605) 906-8363

PROSPECTUS
Dakota Gold Corp.
$250,000,000
Common Stock
Warrants
Units
We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $250,000,000.
We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”
Our common stock is listed on the NYSE American stock exchange (the “NYSE American”) under the symbol “DC.” On July 14, 2022, the last reported sale price of our common stock as reported on the NYSE American was $3.37 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.
You should carefully read this prospectus, any prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein.
Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 2 and in the documents incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 27, 2022.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $250,000,000.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any information contained in this prospectus. To the extent any statement made in a prospectus supplement or a document incorporated by reference herein after the date hereof is inconsistent with the statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or the incorporated document.
The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.
You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.
You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.
As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” or the “Company” refer to Dakota Gold Corp., a Nevada corporation, and its consolidated subsidiaries taken as a whole.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contains or may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 concerning our anticipated results and developments of our operations in future periods, planned exploration and development of our properties, plans related to our business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects”, “anticipates”, “plans”, “estimates” or “intends”, the negatives thereof, variations thereon and similar expressions, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:
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risks associated with lack of defined resources that are not SEC S-K 1300 Compliant Reserves, and may never be,

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risks associated with our history of losses and need for additional financing,

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risks associated with its limited operating history,

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risks associated with its properties all being in the exploration stage,

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risks associated with its lack of history in producing metals from its properties,

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risks associated with its need for additional financing to develop a producing mine, if warranted,

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risks associated with its exploration activities not being commercially successful,

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risks associated with ownership of surface rights at its properties located in the Homestake District of South Dakota,

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risks associated with increased costs affecting its financial condition,

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risks associated with a shortage of equipment and supplies adversely affecting its ability to operate,

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risks associated with mining and mineral exploration being inherently dangerous,

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risks associated with mineralization estimates,

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risks associated with changes in mineralization estimates affecting the economic viability of its properties,

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risks associated with uninsured risks,

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risks associated with mineral operations being subject to market forces beyond its control,

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risks associated with fluctuations in commodity prices,

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risks associated with permitting, licenses and approval processes,

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risks associated with governmental and environmental regulations,

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risks associated with future legislation regarding the mining industry and climate change,

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risks associated with potential environmental lawsuits,

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risks associated with its land reclamation requirements,

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risks associated with gold mining presenting potential health risks,

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risks associated with possible amendments to mining laws, mineral withdrawals of similar actions,

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risks associated with any material weaknesses that have been identified in our internal controls over financial reporting,

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risks associated with the COVID-19 pandemic,

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risks associated with cybersecurity and cyber-attacks,

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risks related to title in its properties,

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risks related to competition in the gold and silver mining industries,

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risks related to economic conditions,

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risks related to its ability to manage growth,

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risks related to the potential difficulty of attracting and retaining qualified personnel,

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risks related to its dependence on key personnel,

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risks related to its SEC filing history, and

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risks related to its securities.

This list is not exhaustive of the factors that may affect our forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Except as required by law, we disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. We qualify all the forward-looking statements contained in this document by the foregoing cautionary statements.

DAKOTA GOLD CORP.
We are engaged in the business of acquisition and exploration of mineral properties within the Homestake Gold District of the Black Hills of South Dakota. To date, while no development or mining activities have commenced, our strategy is to move projects from exploration to development and finally into production as results of exploration may dictate. Our management and technical teams have extensive mining and exploration experience, much of it in the Homestake District, and we intend to leverage our experience together with our business presence in South Dakota to create value for our stakeholders.
Our principal executive offices are located at 106 Glendale Drive, Suite A, Lead, South Dakota, 57754 and our telephone number at that address is (605) 717-2540. Our web site address is www.dakotagoldcorp.com. Information on our website is not incorporated in this prospectus supplement and is not part of this prospectus supplement, unless otherwise stated.
Dakota Gold Corp. is a Nevada corporation that was formed in British Columbia, Canada in 2017 and continued to Nevada in 2020.

RISK FACTORS
Investing in our securities involves risks. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as our most recent Annual Report on Form 10-K or Current Reports on Form 8-K filed subsequently to the Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For more information, see “Where You Can Find More Information.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS
Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things, working capital, capital expenditures, project development activities, exploration activities and investments. We may temporarily invest the net proceeds or use them to repay short term debt until they are used for their stated purpose.
We will not receive any proceeds in the event that securities are sold by a selling securityholder unless otherwise indicated in the applicable prospectus supplement or other offering material.

DESCRIPTION OF CAPITAL STOCK
The following description of common stock summarizes the material terms and provisions of the common stock that we may offer under this prospectus, but is not complete. For the complete terms of our common stock, please refer to our articles of incorporation, as amended, and our amended and restated bylaws, as may be amended from time to time.
As of July 11, 2022, our authorized capital stock consisted of 144,302,330 shares of common stock, par value $0.001 per share. As of June 25, 2022, there were 71,994,644 shares of our common stock issued and outstanding.
Common Stock
Voting Rights
The holders of our common stock are entitled to one vote per share with respect to all matters required by law to be submitted to stockholders. The holders of common stock have the sole right to vote. Election of directors requires the affirmative vote of a plurality of shares represented at a meeting, and other general stockholder action (other than an amendment to the Articles of Incorporation) requires the affirmative vote of a majority of shares represented at a meeting in which a quorum is represented.
Dividends
The holders of common stock are titled to receive dividends, if declared by our board, out of funds legally available.
Liquidation
In the event of liquidation, dissolution or winding up of our affairs, the holders of common stock are titled to share ratably in all assets remaining available for distribution to them after payment or provision for all liabilities.
Rights and Preferences
Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock.
The transfer agent and registrar for our common stock is Odyssey Trust Company. Its address is 350 – 409 Granville St, Vancouver, BC, V6C 1T2, Canada. Our common stock is listed on the NYSE American under the symbol “DC.”
Nevada Anti-Takeover Law, Provisions of our Certificate of Incorporation and Bylaws
Anti-Takeover Effects of Provisions of Nevada State Law
We may be, or in the future we may become, subject to Nevada’s control share laws. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. As of July 11, 2022, we have less than 100 stockholders of record who are residents of Nevada.
The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.
The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law.
If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.
In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada publicly traded corporations and “interested stockholders” for two years after the interested stockholder first becomes an interested stockholder, unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous two years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.
The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.
Articles of Incorporation and Bylaws
Provisions of our articles of incorporation, as amended, and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our articles of incorporation and bylaws:
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provide that the authorized number of directors may be changed only by a resolution adopted by a majority of the whole Board;

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provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

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provide that special meetings of our stockholders may be called only by the board of directors; and

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provide advance notice provisions with which a stockholder who wishes to nominate a director or propose other business to be considered at a stockholder meeting must comply.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of common stock. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from these securities.
We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
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the offering price and aggregate number of warrants offered;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase common stock, the number or amount of shares of common stock purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

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the manner of exercise of the warrants, including any cashless exercise rights;

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the warrant agreement under which the warrants will be issued;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

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anti-dilution provisions of the warrants, if any;

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the terms of any rights to redeem or call the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

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the manner in which the warrant agreement and warrants may be modified;

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the identities of the warrant agent and any calculation or other agent for the warrants;

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federal income tax consequences of holding or exercising the warrants;

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the terms of the securities issuable upon exercise of the warrants;

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any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants may not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time, the close of business, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will, if required by the terms of the warrant, issue a new warrant certificate for the remaining amount of warrants.
Enforceability of Rights By Holders of Warrants
Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.
Warrant Agreement Will Not Be Qualified Under Trust Indenture Act
No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any times before a specified date or upon the occurrence of a specified event or occurrence.
The applicable prospectus supplement will describe:
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the designation and the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any unit agreement under which the units will be issued;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION
We may sell the securities offered pursuant to this prospectus from time to time in one or more transactions, including, without limitation:
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to or through underwriters;

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through broker-dealers (acting as agent or principal);

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through agents;

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directly by us to one or more purchasers (including our affiliates and stockholders), through a specific bidding or auction process, a rights offering or otherwise;

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through a combination of any such methods of sale; or

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through any other methods described in a prospectus supplement or free writing prospectus.

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The distribution of securities may be effected, from time to time, in one or more transactions, including:

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block transactions (which may involve crosses) and transactions on the NYSE American or any other organized market where the securities may be traded;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement or free writing prospectus;

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ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

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sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The applicable prospectus supplement or free writing prospectus will describe the terms of the offering of the securities, including:
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the name or names of any underwriters, if, and if required, any dealers or agents;

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the purchase price of the securities and the proceeds we will receive from the sale;

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any underwriting discounts and other items constituting underwriters’ compensation;

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any discounts or concessions allowed or re-allowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:
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a fixed price or prices, which may be changed;

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market prices prevailing at the time of sale;

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prices related to such prevailing market prices; or

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negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement or free writing prospectus. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement or free writing prospectus, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.
We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement or free writing prospectus. The terms of any over-allotment option will be set forth in the prospectus supplement or free writing prospectus for those securities.
If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.
We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.
We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement or free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement or free writing prospectus.
In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act. No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.
We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, any common stock sold pursuant to a prospectus supplement will be eligible for trading as listed on the NYSE American. Any underwriters who are qualified market makers to whom securities are sold by us for public offering and sale may make a market in the securities in accordance with Rule 103 of Regulation M, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.
In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon by Erwin Thompson Faillers. Certain legal matters in connection with the offered warrants and units will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.
EXPERTS
The consolidated financial statements of Dakota Gold Corp. as of and for the years ended March 31, 2022 and 2021, incorporated in this Prospectus by reference from the Dakota Gold Corp. Annual Report on Form 10-K for the year ended March 31, 2022, have been audited by Ham, Langston & Brezina, L.L.P., an independent registered public accounting firm, as set forth in their report thereon incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.
We make available free of charge on or through our website at www.dakotagoldcorp.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission.
We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.dakotagoldcorp.com.
We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the Securities and Exchange Commission pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering:
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our Annual Report on Form 10-K for the fiscal year ended March 31, 2022, filed with the Securities and Exchange Commission on June 28, 2022;

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our Current Reports on Form 8-K filed with the Securities and Exchange Commission on June 7, 2022 and July 13, 2022; and

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the description of our common stock contained in our Registration Statement on Form 8-A filed with the Securities and Exchange Commission on March 31, 2022.

All filings filed by us pursuant to the Securities Exchange Act of 1934, as amended, after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.
You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.
We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:
Dakota Gold Corp.
Attention: Corporate Secretary
106 Glendale Drive, Suite A, Lead, South Dakota, 57754
(605) 906-8363
You may also access the documents incorporated by reference in this prospectus through our website at www.dakotagoldcorp.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

Up to $50,000,000
Common Stock

PROSPECTUS SUPPLEMENT

BMO Capital Markets
Canaccord Genuity
October 21, 2022